EXHIBIT 23

                          INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement Nos. 333-78075, 333-61617, 333-42890 and 333-42976 on Form S-8 of our report dated
February 21, 2001; which report includes an emphasis of a matter paragraph as to a significant portion of the Company's accounts receivable and revenues relating to reciprocal compensation and access charges which are currently in dispute; included in this annual report on Form 10-K of US LEC Corp. and subsidiaries for the year ended December 31, 2000.




/s/ DELOITTE & TOUCHE LLP

Charlotte, North Carolina
April 3, 2001